Exhibit 10.1

american realty capital advisors iV, LLC
American reaLty capital trust iV special limited partner, llc american realty capital properties iV, llc

405 Park Avenue

New York, New York 10022

American Realty Capital Trust IV, Inc.

American Realty Capital Operating Partnership IV, L.P.

American Realty Capital Properties, Inc.

ARC Properties Operating Partnership, L.P.

Thunder Acquisition LLC

405 Park Avenue

New York, New York 10022

July 1, 2013

Re:	Project Thunder – Incentive and Other Payments

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Parent OP”), Thunder Acquisition LLC, a Delaware limited liability company wholly-owned by Parent (“Merger Sub”), American Realty Capital Trust IV, Inc., a Maryland corporation (the “Company”), and American Realty Capital Operating Partnership IV, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company OP”), pursuant to which (x) the Company will merge with and into Merger Sub, with Merger Sub being the surviving entity, and (y) the Company OP will merge with and into the Parent OP, with the Parent OP being the surviving entity (collectively, the “Transaction”). Any term not otherwise defined herein shall have the meaning given such term in the Merger Agreement.

Reference also is hereby made to: (i) that certain Amended and Restated Advisory Agreement, dated as of November 12, 2012, by and among American Realty Capital Advisors IV, LLC, a Delaware limited liability company (the “Advisor”), the Company and the Company OP (the “Advisory Agreement”), (ii) that certain Amended and Restated Agreement of Limited Partnership of the Company OP, dated as of November 12, 2012, by and among the Company, the Advisor, American Realty Capital Trust IV Special Limited Partner, LLC, a Delaware limited liability company (the “Special Limited Partner”) and other limited partners party thereto, as amended from time to time (the “Company OP Agreement”) and (iii) that certain Property Management and Leasing Agreement, made and entered into as of June 8, 2012, by and among the Company, the Company OP and American Realty Capital Properties IV, LLC, a Delaware limited liability company (the “Manager”) (the “Property Management and Leasing Agreement”).

In order to induce the parties to the Merger Agreement to enter into the Merger Agreement, each of the Company, Parent, the Company OP, the Special Limited Partner, the Advisor and the Manager hereby agree as follows:

1.	Pursuant to Section 10(c) of the Advisory Agreement, the Advisor is entitled to a Real Estate Commission (as defined in the Advisory Agreement) in connection with the sale of any real estate assets in any transaction or series of transactions. The Advisor hereby agrees to a reduction in the amount of the Real Estate Commission to which the Advisor is entitled in connection with the Transaction. The Advisor, the Company and the Company OP agree that the reduced Real Estate Commission payable to the Advisor shall be $8.4 million.

2.	Pursuant to Section 5.1 of the Company OP Agreement, the Special Limited Partner is entitled to certain subordinated distributions of net sales proceeds from the Company OP (the “SLP Interest”). Upon an Investment Liquidity Event (as defined in the Company OP Agreement), the Special Limited Partner’s right to receive its SLP Interest is accelerated to the time of such Investment Liquidity Event and the amount of the SLP Interest is fixed as of the Investment Liquidity Event (the “Investment Liquidity Amount”). The Company, the Company OP and the Special Limited Partner hereby acknowledge and agree that the Transaction is an Investment Liquidity Event.

3.	Pursuant to Section 8.7(b) of the Company OP Agreement, if the Special Limited Partner is entitled to the Investment Liquidity Amount, the Special Limited Partner has the right to contribute its SLP Interest to the Company OP in exchange for a number of Company OP Units equal to the quotient of (a) the Investment Liquidity Amount divided by (b) the product of (i) the fair market value of one share of Company Common Stock on the date of the Investment Liquidity Event multiplied by (ii) the Exchange Factor (as defined in the Company OP Agreement). The Special Limited Partner hereby elects to contribute its SLP Interest to the Company OP in exchange for Company OP Units and the Company, the Company OP and the Special Limited Partner hereby acknowledge and agree that such contribution and exchange shall be made pursuant to customary contribution or assignment documentation and shall be effective immediately prior to the consummation of the Transaction. Upon the consummation of the Transaction, each Company OP Unit will automatically be converted into a number of validly issued Parent OP Units equal to the Exchange Ratio. Furthermore, the Special Limited Partner may desire to exchange or convert all or a portion of the Parent OP Units to be received as a result of the Transaction for Parent Common Stock, or, at the election of Parent, cash, and the Special Limited Partner, Parent, Parent OP, the Company and the Company OP will agree in good faith to any such exchange or conversion into Parent Common Stock or cash at least 5 days prior to the Closing Date; provided, that if the Special Limited Partner does not exchange or convert the Parent OP Units to be received as a result of the Transaction in connection with the Closing, the Special Limited Partner shall have the option to cause Parent to acquire such Parent OP Units for cash at any time during the 24 month period commencing on the date immediately after the date that is the two-year anniversary of the date on which the Special Limited Partner was issued its original interest in the Company OP for an amount equal to the Cash Amount (as defined in the limited partnership agreement of the Parent OP) per Parent OP Unit.

4.	Pursuant to Section 10(i) of the Advisory Agreement and Section 16.1 of the Company OP Agreement, the Advisor is entitled to receive Class B Units (as defined in the Company OP Agreement) in the Company OP within 30 days of the end of each quarter, commencing with the calendar quarter beginning July 1, 2012. The Class B Units are issued pursuant to the terms of the Company OP Agreement quarterly in arrears, subject to the approval of the Company’s board of directors. As of the date hereof, 121,769 Class B Units have been issued or approved for issuance to the Advisor. Furthermore, it is expected that additional Class B Units will be issued to the Advisor in connection with its asset management services through and including the Closing Date. Any Class B Units earned and issuable for the period from the date hereof up to an including the Closing Date shall be issued immediately prior to the Closing and shall be subject to the terms of this letter agreement. When issued, the Class B Units are subject to forfeiture until both an economic hurdle and a performance hurdle have been met in accordance with Section 16.2(a) of the Company OP Agreement. It is expected that the economic hurdle will be met prior to the Closing Date. The performance hurdle will be met if the Advisor continues to be the Advisor at the Closing of the Transaction. Accordingly, the Company, the Company OP and the Advisor hereby acknowledge and agree that, provided the economic hurdle is met prior to the Closing Date and the Advisor continues to be the advisor under the Advisory Agreement as contemplated in paragraph 7 hereof, both the economic hurdle and the performance hurdle will be met upon the consummation of the Transaction, and at such time no Class B Units held by the Advisor will continue to be subject to forfeiture.

5.	Pursuant to Section 16.4 of the Company OP Agreement, the Class B Units are convertible automatically into Company OP Units at such time as the Advisor’s capital account with respect to a Class B Unit is equal to the average capital account balance attributable to an outstanding Company OP Unit (as determined on a unit-by-unit basis). Pursuant to subparagraph 1(c)(ii) of Exhibit B of the Company OP Agreement, the Advisor is entitled to special allocations of unrealized appreciation in the value of, and net property gain from the sale of, the Company OP’s assets. Furthermore, pursuant to Section 16.4(b) of the Company OP Agreement, the Advisor has the right up to twice per year to cause the Company OP to adjust the book value of its assets to fair market value, a “book-up”, by making a capital contribution of more than a de minimis amount to the Company OP in exchange for Company OP Units. The Advisor hereby elects to make such a capital contribution to the Company OP in exchange for Company OP Units prior to the consummation of the Transaction, if necessary to be effective, in order to cause such an adjustment and allow it to convert the maximum number of Class B Units to Company OP Units in connection with the consummation of the Transaction, and the Company and the Company OP hereby acknowledge and agree to allow the Advisor to make such capital contributions in order to effectuate a book-up prior to the Closing Date. The amount of the capital contribution, if any, and the number of Company OP Units issuable will be agreed to in good faith by the Company, the Company OP and the Advisor. Upon the consummation of the Transaction, each Company OP Unit will automatically be converted into a number of validly issued Parent OP Units equal to the Exchange Ratio. The Advisor agrees that these Parent OP Units are subject to a minimum two-year holding period prior to being exchangeable into Parent Common Stock which holding period includes the period during which the Advisor held the relevant Class B Units.

6.	The Company, the Company OP and the Advisor hereby acknowledge and agree that there may be a number of unconverted Class B Units on the Closing Date and that, in accordance with Section 3.1 of the Merger Agreement, each unconverted Class B Unit will be converted automatically into a number of Parent Class B Units equal to the Exchange Ratio.

7.	In order to facilitate the smooth transition of advisory services following the consummation of the Transaction, Parent, the Parent OP, Merger Sub, the Company, the Company OP, and the Advisor agree that the Advisory Agreement will be extended for a 60 day period following the Closing Date pursuant to the terms substantially in the form Amendment and Acknowledgement of Termination of Second Amended and Restated Advisory Agreement attached hereto as Exhibit A.

8.	In order to facilitate the smooth transition of property management services following the consummation of the Transaction, Parent, the Parent OP, Merger Sub, the Company, the Company OP and the Manager agree that the Property Management and Leasing Agreement will be extended for a 60 day period following the Closing Date pursuant to the terms substantially in the form Amendment and Acknowledgement of Termination of Property Management and Leasing Agreement attached hereto as Exhibit B.

The parties hereto agree that this letter agreement satisfies any notice requirements with respect to (a) the contribution of the SLP Interest to the Company OP in exchange for Company OP Units and (b) the election to cause a book-up event.

Each of the Company, Parent, the Company OP, the Special Limited Partner, the Advisor and the Manager, as applicable, represent and warrant that (a) each has the necessary power and authority to enter into this letter agreement and to carry out its obligations hereunder and (b) no consents, approvals, authorizations or other actions are required for the Company, Parent, the Company OP, the Special Limited Partner, the Advisor or the Manager to execute, deliver and perform their respective obligations under this letter agreement.

This letter agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and together with this letter agreement shall be deemed to be one and the same instrument. This letter agreement shall terminate concurrently with any termination of the Merger Agreement without a Closing. This letter agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York (without reference to the choice of law provisions).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this side letter as of the date first written above.

AMERICAN REALTY CAPITAL TRUST IV, INC.

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President and Chief Operating Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP IV, L.P.

By: AMERICAN REALTY CAPITAL TRUST IV, INC.,
Its general partner

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President and Chief Operating Officer

AMERICAN REALTY CAPITAL ADVISORS IV, LLC

By: AMERICAN REALTY CAPITAL TRUST IV SPECIAL LIMITED PARTNER, LLC,
Its Member

By: AR CAPITAL, LLC,
Its managing member

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil. Jr.
Title: Authorized Signatory

AMERICAN REALTY CAPITAL TRUST IV SPECIAL LIMITED PARTNER, LLC

By: AR CAPITAL, LLC,
Its managing member

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Authorized Signatory

AMERICAN REALTY CAPITAL PROPERTIES IV, LLC

By: AMERICAN REALTY CAPITAL TRUST IV SPECIAL LIMITED PARTNER, LLC,
Its member

By: AR CAPITAL, LLC,
Its managing member

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Authorized Signatory

AMERICAN REALTY CAPITAL PROPERTIES , INC.

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chairman and Chief Executive Officer

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By: AMERICAN REALTY CAPITAL PROPERTIES, INC.,
Its general partner

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chairman and Chief Executive Officer

THUNDER ACQUISITION LLC

By: AMERICAN REALTY CAPITAL PROPERTIES, INC.,
Its sole member

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chairman and Chief Executive Officer

EXHIBIT A

EXHIBIT B